UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2024

TD SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California
(Address of principal executive offices)

94538
(Zip Code)

(510) 656-3333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
TD SYNNEX Corporation (the "Company") held an Annual Meeting of Stockholders on March 20, 2024, at which the following occurred:

Proposal 1: Election of eleven directors to hold office until the 2025 Annual Meeting of Stockholders:

ELECTION OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Ann Vezina	81,207,317	298,197	2,924,968
Robert Kalsow-Ramos	78,477,841	2,302,666	3,649,975
Richard Hume	80,431,409	1,063,890	2,935,183
Kathleen Crusco	81,293,663	211,916	2,924,903
Ting Herh	74,937,387	5,853,398	3,639,697
Hau Lee	79,831,089	1,655,350	2,944,043
Nayaki Nayyar	80,226,272	1,279,215	2,924,995
Matthew Nord	78,504,158	2,276,350	3,649,974
Dennis Polk	78,075,487	2,705,021	3,649,974
Claude Pumilia	81,298,173	207,405	2,924,904
Merline Saintil	71,266,093	9,505,579	3,658,810

Proposal 2: The advisory vote to approve the Company's executive compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
78,280,363	3,124,637	100,577	2,924,905

Proposal 3: The advisory vote to approve the TD SYNNEX Corporation 2024 Employee Stock Purchase Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
80,860,974	572,913	71,690	2,924,905

Proposal 4: The vote to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accountants was as follows:

FOR	AGAINST	ABSTAIN
83,812,812	245,859	371,811

Proposal 5: The vote on a stockholder proposal regarding simple majority vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
33,774,495	47,650,152	80,926	2,924,909

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2024	TD SYNNEX CORPORATION

	By:	/s/ David Vetter
David Vetter
Chief Legal Officer and Corporate Secretary